RAYTHEON
                                                           _____________
                                                           News Release


         FOR IMMEDIATE RELEASE

                 RAYTHEON PURCHASES DEFENSE SYSTEMS & ELECTRONICS
                          BUSINESS OF TEXAS INSTRUMENTS

                ACQUISITION SUBSTANTIALLY STRENGTHENS RAYTHEON'S
                        LEADERSHIP IN DEFENSE ELECTRONICS

              LEXINGTON, MASSACHUSETTS/DALLAS, TEXAS, JANUARY 6, 1997 -- Raytheon Company (NYSE:RTN) and Texas Instruments Incorporated (NYSE:TXN) announced today that their boards of directors have approved a definitive agreement for Raytheon to purchase the assets of Texas Instruments' defense operations for $2.95 bil-lion in cash.

              This strategic acquisition will increase Raytheon's total annualized revenues to approximately $15 billion, and strength-ens Raytheon's leadership in defense electronics while enhanc-ing its position for continued growth in a consolidating indus-try. The transaction is expected to be non-dilutive to Raytheon's earnings per share in 1997 and to provide increas-ingly positive contributions to earnings per share thereafter. The transaction is subject to Hart-Scott-Rodino antitrust review and is expected to close in the second quarter of this year.

              Dennis J. Picard, Raytheon chairman and chief executive officer, commented, "We have consistently said that we will remain a top-tier player in the defense industry. We are buy-ing a growing, world-class business that competes successfully in several key defense electronics markets where Raytheon is not a significant participant. Our combined operations are highly complementary, making for a powerful extension of our defense electronics business. We have long admired the Texas Instruments Defense Systems & Electronics team, and we welcome them to the Raytheon family."

              "The acquisition of Texas Instruments' defense business opens new defense markets worldwide and brings our annualized defense electronics sales to $8 billion and our current defense electronics backlog to $9.3 billion," Picard said.

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              "This is a great move for everyone," said Thomas J.
         Engibous, president and chief executive officer of Texas Instruments. "Raytheon gets tremendous technology and employees who are among the finest in the defense industry. Employees gain the career opportunities associated with a larger defense company. And Texas Instruments strengthens its focus on digital solutions for the networked society."

              David W. Welp, who will serve as president of what will become Raytheon TI Systems, a Raytheon Company subsidiary, will report directly to Mr. Picard. Welp commented, "We are pleased to be joining the Raytheon family. The natural synergies between our businesses will enable both of us to offer cus-tomers a far broader array of technologies and products than either of us could offer alone. The outlook and the possibili-ties are exciting, and we "re eager to start work together."

              Texas Instruments Defense Systems & Electronics Group, headquartered in Lewisville, Texas, is expected to have 1996 revenues of approximately $1.8 billion. Texas Instruments is a premier supplier of advanced defense systems, including precision-guided weapons, anti-radiation and strike missiles, airborne radar, night vision systems and electronic warfare systems. The Defense Systems & Electronics Group has approx-imately 12,000 employees, based largely in Texas.

              Texas Instruments Defense Systems & Electronics Group brings to Raytheon leadership positions in a number of major programs. In precision-guided munitions, Texas Instruments is a leader in the Paveway laser-guided weapon program. Texas Instruments' Joint Stand-Off Weapon (JSOW) is a U.S. Navy/U.S. Air Force system for attacking high-value ground targets. The Javelin program is an anti-tank system for the U.S. Army.
         Texas Instruments is a leader in Long Range Precision Strike programs, such as the High-Speed Anti-Radiation Missile (HARM). HARM and Paveway constituted 65 percent of air-delivered weapons used by Coalition Forces in Operation Desert Storm.

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              Texas Instruments' outstanding credentials in airborne
         radar are evident by its strong positions in P-3 and S-3 ocean surveillance, F-22 airborne radars, and the LANTIRN terrain-following radar. Texas Instruments is also among the world leaders in electro-optics, particularly with its Forward-Looking InfraRed (FLIR) sensors, deployed on platforms such as the M-1 Tank, Bradley Fighting Vehicle, F-117 "Stealth" fighter and the F-18 Hornet. Despite the steep decline in U.S. defense procurement over recent years, the armed services continue to prioritize airborne and ground systems that extend capabilities at night and in adverse weather.

              Raytheon Electronics Systems (RES) has long been a leader in air-to-air and ship-defense missiles, with AMRAAM, Side-winder, Standard Missile and Sparrow, as well as missile defense systems, such as Patriot and Hawk. RES has a major presence in ground-based and shipboard radars, military com-munications systems, and naval combat control, sonar and mine-hunting systems. At the forefront of systems integration for defense customers, Raytheon E-Systems businesses include recon-naissance and surveillance, command, control and communica-tions, specialized aircraft modification, and countermeasures.

              Additionally, Raytheon Aircraft Company (RAC) provides aircraft training systems to the military. RAC won the 1995 competition for the multi-billion dollar, next-generation Joint Primary Aircraft Training System (JPATS) trainer for the U.S. Air Force and U.S. Navy. Raytheon Engineers & Constructors (RE&C), through its Raytheon Service Company, is one of the nation's leading government technical contractors, providing operations and maintenance services for many U.S. defense sys-tems.

              Raytheon competes in a variety of commercial businesses, as well. RE&C is one of the largest engineering, construction, and operations and maintenance organizations in the world. Its markets include: fossil-fuel and nuclear power; petroleum and gas; polymers and chemicals; pharmaceuticals and biotechnology; metals, mining and light

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         industry; food and consumer products, and pulp and paper, among others. Raytheon Aircraft is the world leader in general aviation, offering the most extensive product line in the industry. Raytheon Appliances markets some of the finest brand names in appliances, including Amana refrigerators, microwave ovens, cooking surfaces and washers and dryers as well as Speed Queen, Huebsch and UniMac commercial laundry equipment.

              Raytheon Company, headquartered in Lexington, Massachu-setts, is a $12 billion international, high-technology company with approximately 75,000 employees worldwide operating in four businesses: commercial and defense electronics, engineering and construction, aircraft, and major appliances.

              Texas Instruments Incorporated, headquartered in Dallas, Texas, is one the world's foremost high-technology companies, with sales or manufacturing operations in more than 30 coun-tries. TI products and services include semiconductors; defense electronics systems; software productivity tools; mobile computing products and consumer electronics products; electrical controls; and metallurgical materials.

              More information about Raytheon and TI is located on the World Wide Web at http://www.raytheon.com and http:// www.ti.com.

              Statements which are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties. These risks include the ability to realize anticipated cost efficiencies, the effect of market conditions, the impact of competitive products and pricing, and new product development. Further information regarding the factors that could cause actual results to differ from projected results can be found in Raytheon's reports filed with the SEC, including our Form 10-Q for the quarter ended September 29, 1996.


                                       -00-

         Contacts:  Robert S. McWade             Neil McGlone
                    Raytheon Company             Texas Instruments
                    (617) 860-2846                 Incorporated
                                                 (972) 995-4961

                    Joele Frank/Mike Pascale
                    The Abernathy MacGregor Group
                    (212) 371-5999


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